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Exhibit 5.5

August 3, 2005

Beazer Homes USA, Inc.
1000 Abernathy Road
Suite 1200
Atlanta, Georgia 30328

  Re:
  Beazer Homes USA, Inc.
  Registration Statement on Form S-4

Ladies and Gentlemen:

        We have acted as counsel to Beazer Clarksburg, LLC, a Maryland limited liability company (the "Guarantor"), a subsidiary of Beazer Homes USA, Inc. ("Beazer"), in connection with the Registration Statement on Form S-4 (the "Registration Statement") filed by Beazer and the subsidiaries of Beazer listed in the Registration Statement, including the Guarantor, with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"). The Registration Statement relates to the issuance by the Company of up to $350,000,000 aggregate principal amount of its 6.875% Senior Notes due 2015 (the "New Notes") and the issuance by the Guarantor and certain other subsidiaries listed in the Registration Statement of guarantees (the "New Guarantees") with respect to the New Notes. The New Notes will be offered by Beazer in exchange for $350,000,000 aggregate principal amount of its outstanding 6.875% Senior Notes due 2013 which have not been registered under the Securities Act. All capitalized terms used and not otherwise defined herein shall have the meanings assigned to such terms in the Registration Statement.

        It is our understanding that the New Notes and the New Guarantees will be issued under an indenture, dated April 17, 2002 (the "Original Indenture"), and a Fifth Supplemental Indenture, dated as of June 8, 2005 (the "Fifth Supplemental Indenture", and the Original Indenture as supplemented to date is referred to herein as the "Indenture") among Beazer, the Guarantor, certain other subsidiary guarantors listed in the Registration Statement and U.S. Bank National Association, as trustee (the "Trustee").

        In rendering our opinions expressed below, we have examined the following documents:

        1.     A Certificate of Good Standing with respect to the Guarantor issued by the Maryland State Department of Assessments and Taxation ("SDAT") and dated July 27, 2005.

        2.     The Articles of Organization of the Guarantor (a copy of which was included with the Certificate of Secretary of the Guarantor dated June 8, 2005).

        3.     The Operating Agreement and amendments thereto of the Guarantor (copies of which were included with the Certificate of Secretary of the Guarantor dated June 8, 2005).

        4.     Certificate of the Secretary of Guarantors dated July 19, 2005; and Joint Resolution No. 2005-03 dated June 1, 2005.

        In connection with this opinion, we have examined copies or originals of such documents, resolutions, certificates and instruments of the Guarantor as we have deemed necessary to form a basis for the opinions hereinafter expressed. In addition, we have reviewed certificates of public officials, statutes, records and other instruments and documents as we have deemed necessary to form a basis for the opinion hereinafter expressed. In our examination of the foregoing, we have assumed, without independent investigation, (i) the genuineness of all signatures, (ii) the legal capacity of natural persons, (iii) the authenticity of all documents submitted to us as originals, (iv) the conformity to original documents of all documents submitted to us as duplicates or certified or conformed copies, and (v) the authenticity of the originals of such latter documents. With regard to certain factual matters, we have relied, without independent investigation or verification, upon statements and representations of representatives of the Guarantor.

        Based on the foregoing, we are of the opinion that:

        1.     The Guarantor is validly existing as a limited liability company, and in good standing under the laws of the jurisdiction of its formation and has all requisite power and authority, limited liability company or otherwise, to conduct its business, to own its properties, and to execute, deliver and perform all of its obligations under the Guarantee.

        2.     The Guarantor has duly authorized, executed and delivered the Indenture.

        3.     The execution and delivery by the Guarantor of the Indenture and the Guarantee and the performance of its obligations thereunder have been duly authorized by all necessary limited liability company or other action and do not and will not (i) require any additional consent or approval of its members, or (ii) violate any provision of any law, rule or regulation of the state of Maryland or, to our knowledge, any order, writ, judgment, injunction, decree, determination or award presently in effect having applicability to each Guarantor which violation would impair its ability to perform its obligations under the Guarantee or (iii) or violate any of its articles of organization or limited liability company operating agreement.

        The opinions set forth above are subject to the following qualifications and exceptions:

        1.     Counsel is a member of the Bar of the state of Maryland. In rendering the foregoing opinions we express no opinion as to the effect (if any) of laws of any jurisdiction except those of the state of Maryland. The undersigned expresses no opinion as to any matter relating to any state or federal securities law or regulation. Our opinions are rendered only with respect to such laws, and the rules, regulations and orders thereunder, that are currently in effect, and we disclaim any obligation to advise you of any change in law or fact that occurs after the date hereof.

        2.     In basing the opinions and other matters set forth herein on "our knowledge", the words "our knowledge" signify that, in the course of our representation of the Guarantor in matters with respect to which we have been engaged by the Guarantor as counsel, no information has come to our attention that would give us actual knowledge or actual notice that any such opinions or other matters are not accurate or that any of the foregoing documents, certificates, reports and information on which we have relied are not accurate and complete. Except as otherwise stated herein, we have undertaken no independent investigation or verification of such matters. The words "our knowledge" and similar language used herein are intended to be limited to the knowledge of the lawyers within our firm who have recently worked on matters on behalf of the Guarantor.

        3.     The opinions set forth herein are subject to applicable bankruptcy, insolvency, reorganization, fraudulent conveyance and transfer, moratorium or other laws now or hereafter in effect relating to or affecting the rights or remedies of creditors generally and by general principles of equity (whether applied in a proceeding at law or in equity) including, without limitation, standards of materiality, good faith and reasonableness in the interpretation and enforcement of contracts, and the application of such principles to limit the availability of equitable remedies such as specific performance.

        4.     The undersigned expresses no opinion as to any matter other than as expressly set forth above, and no opinion is or may be implied or inferred herefrom, and specifically we express no opinion as to (a) the financial ability of the Guarantor to meet its obligations under the Indenture, the Guarantee or any other document related thereto, (b) the truthfulness or accuracy of any applications, reports, plans, documents, financial statements or other matters furnished by or on behalf of the Guarantor in connection with the Indenture, the Guarantee or any other document related thereto, or

(c) the truthfulness or accuracy of any representation or warranty as to matters of fact made by the Guarantor in the Guarantee or any other document.

        We hereby consent to the references in the Registration Statement, to our Firm under the caption "Legal Matters" and to the inclusion of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act, or the rules and regulations of the Commission thereunder.

        The opinions expressed in this letter are limited to the matters set forth herein and no other opinion should be inferred beyond the matters expressed as stated. This opinion is rendered solely to you in connection with the Registration Statement. This opinion may not be relied upon by you for any other purpose or delivered to or relied upon by any other person without our express prior written consent. This opinion is rendered to you as of the date hereof, and we assume no obligation to advise you or any other person hereafter with regard to any change after the date hereof in the circumstances or the law that may bear on the matters set forth herein even though the change may affect the legal analysis or a legal conclusion or other matters in this opinion letter. This letter is to be interpreted in accordance with the report of the Special Joint Committee on Lawyers' Opinions in commercial transactions of the Maryland State Bar Association, Inc.

Very truly yours,
FOSSETT & BRUGGER, CHARTERED
By:	/s/ WILLIAM M. SHIPP William M. Shipp, Principal

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  Exhibit 5.5